UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street Floor 6
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 503-9095

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2022, Adicet Therapeutics, Inc. (“Adicet Therapeutics”), a wholly-owned subsidiary of Adicet Bio, Inc. (the “Company”) and CP Enterprises, Inc. d/b/a CP Construction (“CP Construction”) entered into Change Order No. 3 (the “Change Order No. 3”) to the Standard Form of Agreement between Owner and Contractor Where the Basis for Payment is a Stipulated Sum, effective as of April 2, 2021, by and between Adicet Therapeutics and CP Construction (the “Construction Agreement”), previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 9, 2021. The Construction Agreement provides for pre-construction and construction services at the Company’s office and laboratory space at 1000 Bridge Parkway, Redwood City, California 94065 (“1000 Bridge Parkway”) for consideration of approximately $14 million to CP Construction. The Change Order No. 3 increases the original approved budget for the construction by approximately $5 million in order to build one GMP cell processing and one vector manufacturing suite in addition to controlled materials warehousing at 1000 Bridge Parkway. Adicet Therapeutics and CP Construction previously entered into two prior change orders to the Construction Agreement, which increased the consideration payable to CP Construction by a nominal amount. As required under the Lease Agreement, dated as of October 31, 2018, by and between Adicet Therapeutics as Tenant, and Westport Office Park, LLC as Landlord, as amended, the Company has acquired the consent of the landlord for each change order to the Construction Agreement.

The Change Order Nos. 1, 2, and 3 to the Construction Agreement are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K, and the description of the amendments are qualified in its entirety by reference to such respective exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Change Order No. 1, dated September 23, 2021, by and between Adicet Therapeutics, Inc. and CP Enterprises, Inc. d/b/a CP Construction.
10.2	Change Order No. 2, dated March 18, 2022, by and between Adicet Therapeutics, Inc. and CP Enterprises, Inc. d/b/a CP Construction.
10.3	Change Order No. 3, dated March 18, 2022, by and between Adicet Therapeutics, Inc. and CP Enterprises, Inc. d/b/a CP Construction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adicet Bio, Inc.

Date:	March 24, 2022	By:	/s/ Nick Harvey
		Name: Title:	Nick Harvey Chief Financial Officer